UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2004 (May 11, 2004)

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

905 West Boulevard North, Elkhart, IN	46514
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 574-293-7511

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure.
As previously disclosed on May 11, 2004, CTS Corporation closed on its offering of $60 million aggregate original principal amount of its 2.125% Convertible Senior Subordinated Notes due 2024 in a private placement to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933, as amended. Agreements relating to the offering and a description of capital stock relating to CTS Corporation are attached hereto as exhibits and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits.

The following exhibits are filed with this report:

Exhibit No. Exhibit Description
1.1 Purchase Agreement dated May 5, 2004 by and between CTS Corporation and Bear Stearns & Co. Inc., as Initial Purchaser.
4.1 Indenture dated as of May 11, 2004 by and between CTS Corporation and Wells Fargo Bank, N.A., as Trustee.
10.1 Registration Rights Agreement dated May 11, 2004 by and between CTS Corporation and Bear Stearns & Co. Inc., as Initial Purchaser.
99.1 Description of Capital Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS Corporation

/s/ Richard G. Cutter

By: Richard G. Cutter Vice President, Secretary and General Counsel

Dated: May 18, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Purchase Agreement dated May 5, 2004 by and between CTS Corporation and Bear Stearns & Co. Inc., as Initial Purchaser.
4.1	Indenture dated as of May 11, 2004 by and between CTS Corporation and Wells Fargo Bank, N.A., as Trustee.
10.1	Registration Rights Agreement dated May 11, 2004 by and between CTS Corporation and Bear Stearns & Co. Inc., as Initial Purchaser.
99.1	Description of Capital Stock.

3